UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2018 (May 1, 2018)

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	001-35392	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 1, 2018, LCNB Corp. (“LCNB”) held a Special Meeting of Shareholders (the “Shareholder Meeting”), with 6,827,606 (68.03%) of the 10,036,169 common shares outstanding and entitled to vote on the March 5, 2018 record date represented in person or by proxy.

LCNB’s shareholders voted in favor of the following proposals: 1) to adopt and approve the Agreement and Plan of Merger dated as of December 20, 2017, by and between LCNB and Columbus First Bancorp, Inc. (“CFB”), 2) to approve the issuance of up to 3,320,000 LCNB common shares in connection with the merger of CFB with and into LCNB, and 3) to adjourn the special meeting, if necessary, to solicit additional proxies to adopt and approve the merger. The following is a summary of the voting results:

Proposal	For	Against	Abstain	Broker Non-Votes
Agreement and Plan of Merger dated as of December 20, 2017, by and between LCNB and CFB	6,712,072	79,237	36,296	-

Proposal	For	Against	Abstain	Broker Non-Votes
Issuance of up to 3,320,000 LCNB common shares in connection with the merger	6,668,234	103,241	56,129	-

Proposal	For	Against	Abstain	Broker Non-Votes
Adjournment of the special meeting, if necessary, to solicit additional proxies	6,444,636	304,508	78,461	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: May 2, 2018	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer